EXHIBIT 4.1

EXECUTION COPY

BA MASTER CREDIT CARD TRUST II

SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

among

BANK OF AMERICA, NATIONAL ASSOCIATION,

BANC OF AMERICA CONSUMER CARD SERVICES, LLC

and

BA CREDIT CARD FUNDING, LLC

Dated as of July 8, 2015

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ii

This Second Amended and Restated Receivables Purchase Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is made as of July 8, 2015, among Bank of America, National Association (“BANA”), Banc of America Consumer Card Services, LLC, a North Carolina limited liability company (“BACCS”), and BA Credit Card Funding, LLC, a Delaware limited liability company (“Funding”).

BACKGROUND

Each capitalized term, except as defined below, is defined in Article I of this Agreement.

Prior to October 1, 2014, FIA Card Services, National Association (“FIA”) originated receivables in credit card accounts and contributed and sold receivables arising in a subset of those accounts and certain other related assets to BACCS under that certain Amended and Restated Receivables Contribution and Sale Agreement, dated as of October 20, 2006, as amended by the First Amendment to Amended and Restated Receivables Contribution and Sale Agreement, dated as of November 14, 2006, each by and between FIA and BACCS (as amended, supplemented or otherwise modified, the “Original First Tier Agreement”).

As of October 1, 2014 (the “Merger Date”), FIA merged with and into BANA (such combination, the “Merger”), with BANA being the surviving entity of such Merger.

Since the Merger Date, BANA (successor by merger to FIA) has originated, and does now continue to originate, receivables in credit card accounts as the successor by merger to FIA’s credit card business.

As of the Merger Date, BANA and BACCS amended and restated the Original First Tier Agreement by executing the Second Amended and Restated Receivables Contribution and Sale Agreement, dated as of the Merger Date (as amended, supplemented or otherwise modified, the “Second Amended and Restated First Tier Agreement”, together with the Original First Tier Agreement, the “Prior First Tier Agreements” and each, a “Prior First Tier Agreement”) pursuant to which BANA has been selling to BACCS credit card receivables arising under the credit card accounts identified in the Prior First Tier Agreements and certain other related assets.

Prior to the Merger Date, BACCS and Funding were each party to that certain Receivables Purchase Agreement, dated as of October 20, 2006 (as amended, supplemented or otherwise modified, the “Original Receivables Purchase Agreement”), pursuant to which BACCS sold to Funding credit card receivables arising under the credit card accounts identified in the Original Receivables Purchase Agreement and certain other related assets.

As of the Merger Date, BACCS and Funding amended and restated the Original Receivables Purchase Agreement by executing the Amended and Restated Receivables Purchase Agreement, dated as of the Merger Date (as amended, supplemented or otherwise modified, the “Amended and Restated Second Tier Agreement”, together with the Original Receivables

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Purchase Agreement, the “Prior Second Tier Agreements” and each, a “Prior Second Tier Agreement”) pursuant to which BACCS has been selling to Funding Prior RPA Purchased Assets.

As of the close of business on or about July 17, 2015 (the “BACCS Liquidation Date”), BACCS is expecting to wind up its operations, distribute its assets to its parent, BANA, pursuant to a liquidating distribution, and cease to exist as an entity.

Each of BANA, BACCS and Funding wishes to acknowledge the expected winding up, liquidation and cessation of BACCS and each of BANA and Funding wishes to continue the sale of credit card receivables and certain related assets to Funding following the winding up, liquidation and cessation of BACCS.

Due to the fact that (a) the Prior RPA Purchased Assets sold to Funding by BACCS were originally acquired by BACCS from BANA (or from FIA, BANA’s predecessor in interest) pursuant to the Prior First Tier Agreements, (b) following the BACCS Liquidation Date, BACCS will no longer exist and, accordingly, can no longer be a party to the Second Amended and Restated First Tier Agreement or the Amended and Restated Second Tier Agreement, and (c) each of BANA and Funding desires to continue the sale to Funding of receivables arising in the Initial Accounts and other assets identified under the Prior First Tier Agreements that were also identified under the Prior Second Tier Agreements, BANA, BACCS and Funding desire, on the Closing Date, to amend and restate the Second Amended and Restated First Tier Agreement and the Amended and Restated Second Tier Agreement into a single, integrated document that effectuates the intention of each party on and after the Closing Date.

As of the Closing Date, BACCS desires to assign all of its right, title and interest in and to and obligations under, each of the Prior Second Tier Agreements to BANA and BANA desires to accept such right, title and interest and desires to assume such obligations.

To accomplish the mutual desires of the parties, each of BANA, BACCS and Funding desires to enter into this Agreement to (a) continue the sale of receivables and certain other related assets to Funding pursuant to a single, integrated agreement embodied in this Agreement, (b) assign all of BACCS’s right, title and interest in and to and obligations of BACCS under, each of the Prior Second Tier Agreements to BANA, (c) assign all rights created for the benefit of BACCS with respect to Conveyed Assets under the Prior First Tier Agreements to Funding, and (d) acknowledge and ratify (i) the prior sales and contributions of receivables and related assets from BANA (and FIA, BANA’s predecessor in interest) to BACCS under the Prior First Tier Agreements and (ii) the prior sales of Prior RPA Purchased Assets from BACCS to Funding under the Prior Second Tier Agreements.

It is the intention of the parties that under this Agreement, each of BANA and BACCS will (a) confirm that prior to the Closing Date, the applicable Prior First Tier Agreement in effect at such time governed the sales and contributions of receivables from BANA (or FIA, BANA’s predecessor in interest) to BACCS, and (b) confirm and ratify all sales, contributions and related actions taken by it (including, without limitation, the granting of security interests) and obligations incurred by it pursuant to the Prior First Tier Agreements.

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It is the intention of the parties that under this Agreement, each of BACCS and Funding will (a) confirm that prior to the Closing Date, the applicable Prior Second Tier Agreement in effect at such time governed the sales of receivables from BACCS to Funding, and (b) confirm and ratify all sales and related actions taken by it (including, without limitation, the granting of security interests) and obligations incurred by it pursuant to the Prior Second Tier Agreements.

After the Closing Date, Funding intends to continue to securitize those receivables and certain other related assets it purchases pursuant to the terms of this Agreement by transferring them to the MTII Trustee under the Pooling and Servicing Agreement.

AGREEMENT

In consideration of the mutual promises in this Agreement and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following definitions apply in this Agreement:

“Account” means each Initial Account, each Additional Account, and each Transferred Account. This term includes an Additional Account only from and after the related Addition Date. This term does not include any Deleted Account. This term does not include any Account from and after the date on which (i) all of its Receivables have been reassigned to BANA under Section 6.01 or Section 6.02 or (ii) BANA has, in accordance with subsection 2.01(d), changed its entries in its books and records or computer files with respect to such Account in connection with the sale of such Account as permitted by subsection 5.01(e).

“Account Owner” means (i) on and after the Merger Date, BANA, (ii) from and including October 20, 2006 to but excluding the Merger Date, FIA, and (iii) prior to but excluding October 20, 2006, MBNA America Bank, National Association, in each case at the applicable time, as issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Account Schedule” means a complete schedule of all Accounts that is attached to this Agreement and marked as Schedule 1. The Account Schedule may take the form of a computer file, a microfiche list, or another tangible medium that is commercially reasonable. The Account Schedule must identify each Account by account number and by the balance of the Receivables existing in that Account on the Closing Date (for each Initial Account) or the related Addition Date (for each Additional Account).

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“Addition Date” has the meaning, for an Additional Account, set forth in the related Supplemental Conveyance.

“Additional Account” means each VISA,® MasterCard,® or American Express® credit card account* that is designated as an Account under Section 2.02 and the related Supplemental Conveyance after the Closing Date and that is identified on the Account Schedule from and after the related Addition Date.

“Affiliate” means, for any identified Person, any other Person that (a) is an affiliate or insider of that identified Person, (b) controls that identified Person, (c) is controlled by that identified Person, or (d) is under common control with that identified Person.

“Agreement” has the meaning set forth in the first paragraph of this document.

“Amended and Restated Pooling and Servicing Agreement” means the Amended and Restated Pooling and Servicing Agreement, dated as of June 10, 2006, between FIA and the MTII Trustee, as the same may be amended, supplemented or otherwise modified.

“Amended and Restated Second Tier Agreement” has the meaning set forth above under the heading “Background”.

“Annual Membership Fee” means an annual membership fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“BACCS” has the meaning set forth in the first paragraph of this Agreement.

“BACCS Liquidation Date” has the meaning set forth above under the heading “Background”.

“BANA” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in New York, New York, Charlotte, North Carolina, or Newark, Delaware, are authorized or obligated by law or executive order to be closed.

“Cash Advance Fee” means a cash advance fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Closing Date” means the close of business on July 8, 2015.

“Collection Account” has the meaning set forth in the Pooling and Servicing Agreement.

* VISA, MasterCard, and American Express are registered trademarks of Visa International Service Association, MasterCard International Incorporated, and American Express Company, respectively.

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“Collections” means all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment. This term includes Recoveries and Insurance Proceeds.

“Conveyed Assets” has the meaning set forth in Annex A.

“Credit Card Agreement” means, for any VISA,® MasterCard,® or American Express® credit card account, the agreement (including any related statement under the Truth in Lending Act) between the applicable Account Owner and the related Obligor governing that account.

“Credit Card Guidelines” means the applicable Account Owner’s policies and procedures (a) relating to the operation of its credit card business, including its policies and procedures for determining the creditworthiness of credit card customers and for extending credit to credit card customers, and (b) relating to its maintenance of credit card accounts and its collection of credit card receivables.

“Debtor Relief Laws” means (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act, and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief laws affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Account” means any Account containing only Receivables that have been charged off as uncollectible under the Credit Card Guidelines and the Servicer’s customary and usual procedures for servicing credit card accounts. An Account becomes a Defaulted Account on the date on which all of its Receivables are recorded as charged-off on the Servicer’s master computer file of credit card accounts.

“Deleted Account” means any Removed Account containing no Receivables that are owned by Funding. A Removed Account becomes a Deleted Account on the date on which all of its Receivables that are owned by Funding have been paid.

“Draft Fee” means a draft fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Eligible Account” means any VISA,® MasterCard,® or American Express® credit card account for which each of the following requirements is satisfied as of the date of its designation under the applicable Pooling and Servicing Agreement, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account:

(a) it exists and is maintained by the applicable Account Owner;

(b)  its Receivables are payable in United States dollars;

(c)  the related Obligor’s most recent billing address is located in the United States or its territories or possessions;

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(d)  it is not classified on the applicable Account Owner’s electronic records as counterfeit, cancelled, fraudulent, stolen, or lost; and

(e)  all of its Receivables have not been charged off as uncollectible under the applicable Account Owner’s customary and usual procedures for servicing credit card accounts.

“Eligible Receivable” means any Receivable for which each of the following requirements is satisfied as of the applicable time:

(a) it arises in an Eligible Account;

(b)  it is created, in all material respects, in compliance with all Requirements of Law applicable to the applicable Account Owner, and it is created under a Credit Card Agreement that complies, in all material respects, with all Requirements of Law applicable to the applicable Account Owner;

(c) all consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required for its creation or the execution, delivery, or performance of the related Credit Card Agreement have been obtained or made by the applicable Account Owner and are fully effective;

(d)  immediately prior to it being sold to Funding, BANA has good and marketable title to it free and clear of all Liens arising through or under BANA or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BANA is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes;

(e)  it is the legal, valid, and binding payment obligation of the related Obligor and is enforceable against that Obligor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity; and

(f)  it is an account under Article 9 of the Delaware UCC.

“FIA” has the meaning set forth above under the heading “Background.”

“Finance Charge Receivable” means any Receivable that is a Periodic Finance Charge, a Cash Advance Fee, a Late Fee, an Annual Membership Fee, a Draft Fee, a Service Transaction Fee, or a similar fee or charge, including a charge for credit insurance.

“Funding” has the meaning set forth in the first paragraph of this Agreement.

“Governmental Authority” means the United States of America or any individual State, any political subdivision of the United States of America or any individual State, or any

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other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Initial Account” means each VISA,® MasterCard,® or American Express® credit card account that was designated prior to the Closing Date as an Account under the Pooling and Servicing Agreement and that is identified on the Account Schedule as an Account from and after the Closing Date.

“Insolvency Event” has the meaning set forth in Section 8.02.

“Insurance Proceeds” means, for any Receivable, all amounts recovered on that Receivable under a credit insurance policy covering the related Obligor.

“Interchange” means all interchange fees and issuer rate fees payable to the applicable Account Owner, in its capacity as credit card issuer, through VISA USA, Inc., MasterCard International Incorporated, American Express Company, or any other similar entity in connection with cardholder charges for goods or services with respect to the Receivables, the amount of which shall be calculated as provided in subsection 5.01(f).

“Late Fee” means a late fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Lien” means any security interest, lien, mortgage, deed of trust, pledge, hypothecation, encumbrance, assignment, participation interest, equity interest, deposit arrangement, preference, priority, or other security or preferential arrangement of any kind or nature. This term includes any conditional sale or other title retention arrangement and any financing lease having substantially the same economic effect as any security or preferential arrangement. This term does not include any security interest or other lien created under the Pooling and Servicing Agreement, any Prior First Tier Agreement, any Prior Second Tier Agreement or this Agreement.

“MBNA” means MBNA America Bank, National Association.

“Merger” has the meaning set forth above under the heading “Background”.

“Merger Date” has the meaning set forth above under the heading “Background”.

“Monthly Period” shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

“MTII” means the BA Master Credit Card Trust II.

“MTII Trustee” means The Bank of New York Mellon, as trustee of MTII.

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“Obligor” means, for any VISA,® MasterCard,® or American Express® credit card account, any Person obligated to make payments on receivables in that account. This term includes any guarantor but excludes any merchant.

“Officer’s Certificate” means a certificate delivered to Funding and signed by any Vice President or more senior officer of BANA.

“Original Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of August 4, 1994, among MBNA, as seller and servicer and The Bank of New York, as trustee, as amended, supplemented or otherwise modified.

“Original First Tier Agreement” has the meaning set forth above under the heading “Background”.

“Original Receivables Purchase Agreement” has the meaning set forth above under the heading “Background”.

“Periodic Finance Charge” means a finance charge determined by periodic rate or similar charge that is charged to an Account under the related Credit Card Agreement.

“Person” means any person or entity of any nature. This term includes any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Governmental Authority.

“Pool Index File” shall mean the file on BANA’s computer system that identifies the Accounts.

“Pooling and Servicing Agreement” means, as applicable, (i) the Original Pooling and Servicing Agreement, (ii) the Amended and Restated Pooling and Servicing Agreement, (iii) the Second Amended and Restated Pooling and Servicing Agreement, and (iv) the Third Amended and Restated Pooling and Servicing Agreement.

“Principal Receivable” means any Receivable other than a Finance Charge Receivable. In calculating the aggregate amount of Principal Receivables in an Account on any date, the gross amount of Principal Receivables in the Account on that date must be reduced by the aggregate amount of credit balances in the Account on that date.

“Prior First Tier Agreement” has the meaning set forth above under the heading “Background”.

“Prior First Tier Agreements” has the meaning set forth above under the heading “Background”.

“Prior RPA Purchased Assets” has the meaning set forth in Annex A.

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“Prior Second Tier Agreement” has the meaning set forth above under the heading “Background”.

“Prior Second Tier Agreements” has the meaning set forth above under the heading “Background”.

“Purchase Price” has the meaning set forth in subsection 3.01(a).

“Purchase Price Adjustment” has the meaning set forth in subsection 3.02(a).

“Purchase Price Payment Date” has the meaning set forth in subsection 3.01(c).

“Purchased Assets” has the meaning set forth in subsection 2.01(a).

“Rating Agency” means each nationally-recognized statistical rating organization that is selected by Funding to rate any security issued by MTII.

“Receivable” means any amount payable on an Account by the related Obligors. This term includes Principal Receivables and Finance Charge Receivables.

“Recoveries” means amounts recovered in respect of Receivables that have previously been charged off as uncollectible; provided that if any amount so recovered relates to both Receivables that have previously been charged off as uncollectible and other receivables, and if it cannot be determined with objective certainty whether such amount relates to Receivables that have previously been charged off as uncollectible or other receivables, the term Recoveries shall mean the amount reasonably estimated by the applicable Account Owner as having been recovered in respect of Receivables that have previously been charged off as uncollectible; and provided further that if BANA and Funding cannot determine whether a recovered amount relates to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, this term means the amount reasonably estimated by BANA and Funding as having been recovered on the Receivable that was sold to Funding.

“Removed Account” means any Account that has been identified as a Removed Account (as defined in the Pooling and Servicing Agreement) by the Servicer to BANA and Funding.

“Requirements of Law” means, for any Person, (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject. This term includes usury laws, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.

“Second Amended and Restated First Tier Agreement” has the meaning set forth above under the heading “Background”.

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“Second Amended and Restated Pooling and Servicing Agreement” means the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, among Funding, FIA, as servicer, and the MTII Trustee, as amended, supplemented or otherwise modified from time to time.

“Service Transaction Fee” means a service transaction fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Servicer” means the Person acting as Servicer under the Pooling and Servicing Agreement.

“Stop Date” has the meaning set forth in subsection 2.03(a).

“Supplemental Conveyance” has the meaning set forth in subsection 2.02(b).

“Third Amended and Restated Pooling and Servicing Agreement” means the Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014, among the Servicer, Funding, and the MTII Trustee, as amended, supplemented, otherwise modified or amended and restated from time to time.

“Transfer Restriction Event” means any event that prevents BANA from selling Receivables to Funding under this Agreement. This term includes any Insolvency Event or any order of a Governmental Authority that has this effect.

“Transferred Account” means any VISA,® MasterCard,® or American Express® credit card account (a) into which all of the Receivables in an Account are transferred because the related credit card was lost or stolen or the related credit card program was changed, if the Credit Card Guidelines do not require a new application or credit evaluation, and (b) that can be traced or identified by reference to the Account Schedule and the computer or other records of the Servicer.

“UCC” means the Uniform Commercial Code of the applicable jurisdiction.

Section 1.02. Rules of Construction. The term “include” introduces a nonexhaustive list. The canon of ejusdem generis may be applied only in the context of this Agreement’s purpose and not merely in the context of a particular phrase. A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any Person includes that Person’s successors and permitted assigns. Wherever from the context it appears appropriate, each term defined in either the singular or the plural form incorporates both the singular and the plural form of such term.

[END OF ARTICLE I]

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ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

 Section 2.01. Purchase and Sale.

(a) In consideration of Funding’s payment of each related Purchase Price, BANA hereby sells and assigns to Funding, without recourse, all of BANA’s right, title and interest in, to, and under (i) the Receivables arising on and after the Closing Date in each Initial Account (including any related Transferred Account), and the Receivables existing on the related Addition Date and arising after that Addition Date in each Additional Account (including any related Transferred Account), (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iii) all Collections on the Receivables, (iv) any interest BANA may be deemed to have in any Prior RPA Purchased Asset sold by BACCS to Funding pursuant to any Prior Second Tier Agreement, including, without limitation, all Receivables arising before the Closing Date in each Initial Account (including any related Transferred Account), and (v) all proceeds of any of the foregoing property (collectively, the “Purchased Assets”). Funding hereby accepts the Purchased Assets sold under this Agreement and reaffirms and ratifies its acceptance of all Prior RPA Purchased Assets purchased by it under each Prior Second Tier Agreement.

(b) Principal Receivables in each Initial Account that arise on the Closing Date, and the related Finance Charge Receivables and other related Purchased Assets, are sold by BANA and purchased by Funding on the Closing Date. Principal Receivables in each Initial Account that arise after the Closing Date, and the related Finance Charge Receivables and other related Purchased Assets, are sold by BANA and purchased by Funding on the date on which those Principal Receivables arise. Principal Receivables in each Additional Account that exist on the related Addition Date, and the related Finance Charge Receivables and other related Purchased Assets, are sold by BANA and purchased by Funding on that Addition Date. Principal Receivables in each Additional Account that arise after the related Addition Date, and the related Finance Charge Receivables and other related Purchased Assets, are sold by BANA and purchased by Funding on the date on which those Principal Receivables arise.

(c) (i) BANA does hereby authorize and shall deliver and file all financing statements, amendments of financing statements, and continuation statements that are necessary or appropriate to perfect, or to maintain the perfection of, BANA’s sale of the Purchased Assets to Funding. These financing statements, amendments of financing statements, and continuation statements must name the seller of the Purchased Assets, BANA, as debtor, The Bank of New York Mellon, as the MTII Trustee, as secured party, and the buyer of the Purchased Assets, Funding, as assignor secured party. BANA must deliver to Funding a file-stamped copy of each of these financing statements, amendments of financing statements, and continuation statements as soon as practicable after filing. All acts required of BANA in this paragraph must be taken at BANA’s own expense.

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(ii) BANA does hereby authorize and shall deliver and file all financing statements, amendments of financing statements, and continuation statements that are necessary or appropriate to perfect, or to maintain the perfection of BANA’s sale of any Conveyed Assets under the Prior First Tier Agreements, to the extent such Conveyed Assets relate to the Accounts identified in this Agreement. These financing statements, amendments of financing statements, and continuation statements must, individually or collectively, name the seller of the Conveyed Assets, BANA, as debtor, The Bank of New York Mellon, as the MTII Trustee, as secured party and the buyer of the Conveyed Assets, Funding, as assignor secured party. BANA must deliver to Funding a file-stamped copy of each of these financing statements, amendments of financing statements, and continuation statements as soon as practicable after filing. All acts required of BANA in this paragraph must be taken at BANA’s own expense.

(iii) BACCS and Funding do hereby authorize and BACCS shall (on the Closing Date) deliver and file all financing statements, amendments of financing statements, and continuation statements that are necessary or appropriate to perfect, or to maintain the perfection of the sale to Funding of the Prior RPA Purchased Assets under the Prior Second Tier Agreements. These financing statements, amendments of financing statements, and continuation statements must, individually or collectively, name each of the sellers of the Prior RPA Purchased Assets, as debtors, and the buyer of the Prior RPA Purchased Assets, Funding, as secured party. BANA must deliver to Funding a file-stamped copy of each of these financing statements, amendments of financing statements, and continuation statements as soon as practicable after filing. All acts required of BACCS or BANA in this paragraph must be taken at BANA’s expense.

(d) On or prior to the Closing Date, BANA must mark its books, records, and computer files to make clear that the Receivables arising in the Initial Accounts and the related Purchased Assets and the Prior RPA Purchased Assets have been sold to Funding under this Agreement and the Prior Second Tier Agreements, as applicable, and transferred to the MTII Trustee under the Pooling and Servicing Agreement. On or prior to each Addition Date, BANA must mark its books, records, and computer files to make clear that the Receivables arising in the related Additional Accounts and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the Pooling and Servicing Agreement. When a Transferred Account is created, BANA must mark its books, records, and computer files to make clear that the Receivables arising in that Transferred Account and the related Purchased Assets and Prior RPA Purchased Assets have been sold to Funding under this Agreement and the Prior Second Tier Agreements, as applicable, and transferred to the MTII Trustee under the Pooling and Servicing Agreement. In connection with such marking of its books, records and computer files, BANA shall also identify all such Accounts in the Pool Index File with the designation “1994-MT”. BANA may not change any of these markings or entries in its books, records, or computer files or designation identifying any Account in the Pool Index File, in each case relating to an Account unless and until (i) that Account becomes a Deleted Account or (ii) BANA has taken all actions that are necessary or appropriate to maintain the perfection and the priority of Funding’s ownership interest in the related Purchased Assets and the Prior RPA Purchased Assets. All acts required of BANA in this paragraph must be taken at BANA’s own expense.

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(e) On or prior to the Closing Date, BANA must deliver to Funding the initial Account Schedule (which initial Account Schedule may omit the balance of the Receivables existing in each Account on the Closing Date). Not later than three Business Days following the Closing Date, BANA must deliver to Funding an updated Account Schedule (which identifies any Transferred Accounts that were created during the intervening period). On or prior to each Addition Date, BANA must deliver to Funding an Account Schedule that identifies the related Additional Accounts (which Account Schedule may omit the balance of the Receivables existing in each Additional Account on the related Addition Date). Not later than three Business Days following the related Addition Date, BANA must deliver to Funding an updated Account Schedule (which identifies any Transferred Accounts that were created during the intervening period). Promptly after a request from Funding, and at least once every two months regardless of whether a request is made by Funding, BANA must deliver to Funding an updated Account Schedule that identifies all Transferred Accounts that were created during the applicable period. All acts required of BANA in this paragraph must be taken at BANA’s own expense.

(f) The parties intend that the transfer of the Purchased Assets by BANA to Funding be an absolute sale and not a secured borrowing, including under generally accepted accounting principles in effect before November 15, 2009. If the transaction under this Agreement were determined to be a loan rather than an absolute sale despite this intent of the parties, then this Agreement shall constitute a security agreement under applicable law, and BANA shall be deemed to have granted, and does hereby grant to Funding a first priority security interest in all of BANA’s right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Purchased Assets to secure BANA’s obligations under this Agreement. This grant is a protective measure and must not be construed as evidence of any intent contrary to the one expressed in this paragraph.

Section 2.02. Addition of Accounts.

(a) Funding may be obligated to designate additional accounts under subsection 2.06(a) of the Pooling and Servicing Agreement or may elect to designate additional accounts under subsection 2.06(b) of the Pooling and Servicing Agreement. In either case, Funding may require that BANA designate Additional Accounts under this Agreement to enable Funding to satisfy that obligation or election. Funding must give BANA notice of this requirement to designate Additional Accounts under this Agreement at least four Business Days prior to the related Addition Date. If BANA fails to designate Additional Accounts in compliance with that notice only because sufficient credit card accounts are not available to BANA, that failure will not be a breach of this Agreement.

(b) On each Addition Date, the related Additional Accounts will become Accounts if the following conditions have been satisfied:

(i) on or prior to that Addition Date, BANA must have filed all financing statements, amendments of financing statements, and continuation statements that are required under subsection 2.01(c);

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(ii) on or prior to that Addition Date, BANA must have marked its books, records, and computer files to make clear that the Receivables arising in those Additional Accounts and the related Purchased Assets have been sold to Funding under this Agreement and transferred to the MTII Trustee under the Pooling and Servicing Agreement;

(iii) on or prior to that Addition Date, BANA must have delivered to Funding an updated Account Schedule that identifies those Additional Accounts;

(iv) on that Addition Date, BANA must have delivered to Funding an Officer’s Certificate of BANA, dated that Addition Date, certifying that the applicable representations and warranties described in Sections 4.01 and 4.02 are true and correct; and

(v) on that Addition Date, BANA and Funding must have executed a written assignment covering the related Purchased Assets, substantially in the form of Exhibit A (the “Supplemental Conveyance”).

Section 2.03. Removal and Deletion of Accounts.

(a) On the Business Day (the “Stop Date”) following the date on which an Account becomes a Removed Account, BANA must stop selling to Funding new Principal Receivables arising in that Account. Notwithstanding the preceding sentence, Funding will continue to own all Principal Receivables that were sold to Funding prior to the Stop Date, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables. If BANA and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, BANA and Funding must allocate payments on the related Removed Account proportionately based on the total amount of Principal Receivables in that Removed Account then owned by Funding and the total amount of principal receivables in that Removed Account then owned by BANA or the applicable Account Owner.

(b) From and after the Stop Date for a Removed Account, BANA may mark its books, records, and computer files to make clear that the Account is a Removed Account. But BANA must not change the entries described in subsection 2.01(d) relating to that Removed Account or delete that Removed Account from the Account Schedule unless and until that Removed Account becomes a Deleted Account or BANA has taken all actions that are necessary or appropriate to maintain the perfection and the priority of Funding’s ownership interest in the related Purchased Assets.

(c) Once a Removed Account becomes a Deleted Account, BANA promptly must mark its books, records, and computer files to make clear that the Account is a Deleted Account and must delete that Deleted Account from the Account Schedule.

[END OF ARTICLE II]

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ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

(a)  Funding must pay to BANA each purchase price described in this Article III (a “Purchase Price”) in return for the related Purchased Assets. Notwithstanding any other provision of this Agreement, BANA is not obligated to sell Principal Receivables, and the related Finance Charge Receivables and other Purchased Assets, to Funding to the extent that Funding does not pay BANA the related Purchase Price.

(b) [Reserved]

(c) The Purchase Price for the Principal Receivables in each Initial Account that arise on or after the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables, adjusted to reflect the factors that BANA and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Funding to BANA in immediately available funds on each date (a “Purchase Price Payment Date”) mutually selected by BANA and Funding, but the Purchase Price Payment Date for any Principal Receivable and the related Finance Charge Receivables and other Purchased Assets must not be later than the fifth Business Day following the calendar month in which that Principal Receivable arises.

(d) The Purchase Price for the Principal Receivables in each Additional Account that exist on the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables and the Finance Charge Receivables existing in that Additional Account on that Addition Date, adjusted to reflect the factors that BANA and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Funding to BANA in immediately available funds on that Addition Date.

(e)  The Purchase Price for the Principal Receivables in each Additional Account that arise after the related Addition Date, and the related Finance Charge Receivables and other Purchased Assets, is an amount equal to 100% of the aggregate balance of those Principal Receivables, adjusted to reflect the factors that BANA and Funding mutually determine will result in a Purchase Price that is equal to the fair market value of those Principal Receivables and the related Finance Charge Receivables and other Purchased Assets. This Purchase Price is payable by Funding to BANA in immediately available funds on the related Purchase Price Payment Date, but the Purchase Price Payment Date for any Principal Receivable and the related

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Finance Charge Receivables and other Purchased Assets must not be later than the fifth Business Day following the calendar month in which that Principal Receivable arises.

(f) No determination of fair market value under this Section 3.01 can assume any purchase by Funding of Principal Receivables arising in the future or the related Finance Charge Receivables and other Purchased Assets.

Section 3.02. Adjustments to Purchase Price.

(a) The Purchase Price payable on any Purchase Price Payment Date will be reduced (a “Purchase Price Adjustment”) if, since the immediately preceding Purchase Price Payment Date, a Principal Receivable previously sold to Funding has been reduced by BANA, BACCS, or the Servicer because of a rebate, refund, unauthorized charge, or billing error to the related Obligors. The amount of that Purchase Price Adjustment is equal to the amount by which that Principal Receivable has been reduced. A Purchase Price Adjustment must not be made for a rebate, refund, unauthorized charge, or billing error that is caused by the Servicer’s breach of its obligations under the Pooling and Servicing Agreement.

(b) If a Purchase Price Adjustment causes the Purchase Price to be a negative number, BANA must pay to Funding in immediately available funds on the related Purchase Price Payment Date an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price. If that Purchase Price Adjustment also requires Funding to credit funds to the Collection Account under subsection 4.03(c)(i) of the Pooling and Servicing Agreement, the date by which Funding is required to do so must be a Purchase Price Payment Date.

Section 3.03. Use of Name, Logo and Marks. To the extent of its interest, BANA hereby grants to Funding a non-exclusive license to use the name “MBNA,” “FIA,” “BANA,” “Bank of America,” and all related identifying trade or service marks, signs, symbols, logos, and designs but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BANA to Funding from time to time. Further, to the extent of its interest, BANA hereby grants to Funding a non-exclusive license to use all related servicing software but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BANA to Funding from time to time. And further, to the extent of its interest, BANA hereby grants to Funding a non-exclusive license to use all related customer lists and other intangibles but only for use in servicing the Receivables and only for use in a manner that is consistent with the guidelines provided by BANA to Funding from time to time. These licenses are co-extensive with the term of this Agreement and, subject to their limitations, may be assigned to any servicer engaged by Funding in a securitization of the Receivables.

[END OF ARTICLE III]

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of BANA Relating to BANA.

(a) On the Closing Date and each Addition Date, BANA represents and warrants to Funding as follows:

(i)  BANA is a duly organized national banking association validly existing under the laws of the United States of America and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver, and perform its obligations under this Agreement. BANA is not organized under the laws of any other jurisdiction.

(ii)  BANA is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation or foreign limited liability company and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on BANA or the transactions contemplated by, or its ability to perform its obligations under, this Agreement.

(iii) BANA has duly authorized, by all necessary action, its execution and delivery of this Agreement and any related Supplemental Conveyance and its consummation of the transactions contemplated by this Agreement and any related Supplemental Conveyance.

(iv)  BANA’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which BANA is a party or by which BANA or any of its properties are bound.

(v)  BANA’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with or violate any Requirement of Law applicable to BANA.

(vi) No proceeding or investigation against BANA is pending or, to the best of BANA’s knowledge, threatened before any Governmental Authority that (A) asserts that

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this Agreement or any related Supplemental Conveyance is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement or any related Supplemental Conveyance, (C) seeks any determination or ruling that, in BANA’s reasonable judgment, would materially and adversely affect BANA’s performance under this Agreement or any related Supplemental Conveyance, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any related Supplemental Conveyance.

(vii) BANA has obtained all approvals, authorizations, licenses, consents, and orders required of any Person in connection with BANA’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance.

(viii) No Insolvency Event relating to BANA has occurred and is continuing.

(b) The representations and warranties set forth in this Section 4.01 will survive the sale of the Purchased Assets to Funding. If BANA or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee.

Section 4.02. Representations and Warranties of BANA Relating to the Agreement and the Receivables.

(a)  On the Closing Date, in the case of any Initial Account and the related Receivables, and on each Addition Date, in the case of any related Additional Account and the related Receivables, BANA represents and warrants to Funding as follows:

(i)  This Agreement and any related Supplemental Conveyance are legal, valid, and binding obligations of BANA and are enforceable against BANA in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity.

(ii)  This Agreement and any related Supplemental Conveyance effect a valid sale to Funding of the related Receivables, and that sale is perfected under the UCC.

(iii) BANA has not used any selection procedure adverse to the interests of Funding or its transferees in selecting the related Accounts.

(iv)  Each related Receivable arising on the Closing Date, in the case of any Initial Account, or existing as of the related Addition Date, in the case of any Additional Account, is sold to Funding free and clear of any Lien arising through or under BANA or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BANA is

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currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.

(v)  Each related Receivable arising after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, is sold to Funding free and clear of any Lien arising through or under BANA or any of its Affiliates other than Funding, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the applicable Account Owner or BANA is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.

(vi) BANA’s sale to Funding of each related Receivable arising on the Closing Date, in the case of any Initial Account, or existing on the related Addition Date, in the case of any Additional Account, complies in all material respects with all Requirements of Law applicable to BANA or the applicable Account Owner.

(vii) BANA’s sale to Funding of each related Receivable arising after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, complies in all material respects with all Requirements of Law applicable to BANA or the applicable Account Owner.

(viii) All consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required in connection with BANA’s sale of each related Receivable to Funding have been obtained or made by BANA and are fully effective.

(ix)  On that date, the Account Schedule identifies all of the existing Accounts.

(x)  As of the date of its designation under the Pooling and Servicing Agreement, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, the related Account is an Eligible Account.

(xi) As of (1) the Closing Date, in the case of the Initial Accounts, each Receivable arising in that Account on the Closing Date is an Eligible Receivable and (2) the related Addition Date, in the case of any Additional Account, each Receivable existing in that Account is an Eligible Receivable.

(xii) On any date after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, on which any new Receivable is created, that Receivable is an Eligible Receivable.

(b) The representations and warranties set forth in this Section 4.02 will survive the sale of the Purchased Assets to Funding. If BANA or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee. BANA acknowledges that Funding will rely on

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these representations and warranties in making its own representations and warranties to its transferees, including the MTII Trustee, and BANA consents to that reliance.

Section 4.03. Representations and Warranties of Funding.

(a) On the Closing Date and each Addition Date, Funding represents and warrants to BANA as follows:

(i) Funding is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware. Funding has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver, and perform its obligations under this Agreement.

(ii) In all material respects, in each jurisdiction in which the conduct of its business requires, Funding is duly qualified to do business, is in good standing, and has all necessary licenses and approvals.

(iii) Funding has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and any related Supplemental Conveyance and its consummation of the transactions contemplated by this Agreement and any related Supplemental Conveyance.

(iv)  Funding’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Funding is a party or by which Funding or any of its properties are bound.

(v)  Funding’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance do not conflict with or violate any Requirement of Law applicable to Funding.

(vi) No proceeding or investigation against Funding is pending or, to the best of Funding’s knowledge, threatened before any Governmental Authority that (A) asserts that this Agreement or any related Supplemental Conveyance is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement or any related Supplemental Conveyance, (C) seeks any determination or ruling that, in Funding’s reasonable judgment, would materially and adversely affect Funding’s performance under this Agreement or any related Supplemental Conveyance, or

20

(D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any related Supplemental Conveyance.

(vii) Funding has obtained all approvals, authorizations, licenses, consents, and orders required of any Person in connection with Funding’s execution and delivery of this Agreement and any related Supplemental Conveyance, its performance of the transactions contemplated by this Agreement and any related Supplemental Conveyance, and its fulfillment of the terms of this Agreement and any related Supplemental Conveyance.

(viii) No Insolvency Event relating to Funding has occurred and is continuing.

(b) The representations and warranties set forth in this Section 4.03 will survive the sale of the Purchased Assets to Funding. If BANA or Funding discovers a breach of any of these representations and warranties, the party discovering that breach must give prompt notice to the other party and the MTII Trustee.

[END OF ARTICLE IV]

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ARTICLE V

COVENANTS

Section 5.01. Covenants of BANA. BANA covenants to do the following:

(a)  Except in enforcing or collecting an Account, BANA will take no action that results in any Receivable not being an account under Article 9 of the Delaware UCC, and therefore, BANA will take no action that results in any Receivable being an instrument or chattel paper under Article 9 of the Delaware UCC. If BANA breaches this covenant, BANA must repurchase the related Receivable under Section 6.01.

(b) Except for the sale to Funding under this Agreement, or, with respect to the Receivables in any Account that became a Defaulted Account or a Removed Account pursuant to subsection 2.07(c)(ii) of the Pooling and Servicing Agreement, BANA will not (i) sell, assign, or transfer any Receivable to any other Person, (ii) take any other action that is inconsistent with the ownership of each Receivable by Funding or its transferee, or (iii) grant, create, incur, assume, or suffer to exist any Lien arising through or under BANA on any Receivable, except for any Lien for municipal or other local taxes if those taxes are currently not due or if BANA is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes. BANA will not claim any interest in any Receivable and will defend the ownership interest of Funding or its transferee in each Receivable against any third party claiming through or under BANA.

(c)  If a Transfer Restriction Event occurs, BANA must continue to allocate and pay to Funding all Collections on the Receivables that previously were sold to Funding unless prohibited from doing so by any Governmental Authority or Requirement of Law. If BANA and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that cannot be sold to Funding, BANA must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BANA. BANA will acknowledge that Funding or its transferee continues to own all Principal Receivables that were sold to Funding prior to the Transfer Restriction Event, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables.

(d) If BANA receives Collections on any Receivable, BANA promptly will deliver those Collections to Funding or, if Funding directs, to its transferee.

(e)  BANA shall not convey, assign, exchange or otherwise transfer any Account until such time as such Account becomes a Defaulted Account or a Removed Account.

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(f)  Interchange allocable to the Receivables for each Monthly Period shall be remitted by BANA to Funding no later than the fifteenth Business Day following such Monthly Period. Such amount of Interchange shall be equal to the product of (i) the total amount of Interchange paid or payable to BANA with respect to its VISA®, MasterCard®, American Express®, or similar consumer revolving credit card accounts during such Monthly Period times (ii) a fraction, the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in all VISA®, MasterCard® or American Express® consumer revolving credit card accounts owned by BANA with respect to such Monthly Period.

(g) BANA shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of Funding’s interest in the Purchased Assets.

(h) BANA will not change its name or its type or jurisdiction of organization without first delivering to Funding an opinion of counsel stating that all actions and filings that are necessary or appropriate to maintain the perfection and the priority of Funding’s ownership interest in the Receivables have been taken or made.

(i)  On March 31 in each calendar year, beginning March 31, 2016, BANA will deliver to Funding and the MTII Trustee an opinion of counsel (i) stating that no further filing of any financing statement, amendment of financing statement, or continuation statement is then necessary to perfect Funding’s ownership interest in the Receivables, and (ii) stating that no further filing of any financing statement, amendment of financing statement, or continuation statement will be necessary prior to March 31 of the next calendar year to maintain the perfection of Funding’s ownership interest in the Receivables or, if that is not the case, identifying each filing that will be necessary prior to March 31 of that calendar year.

(j) Except (i) as otherwise required by any Requirements of Law or (ii) as is deemed by BANA to be necessary in order for it to maintain its consumer credit card business or a program operated by such consumer credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the consumer credit card business or such program, BANA shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if such reduction is not also applied to any comparable segment of accounts owned by BANA which have characteristics the same as, or substantially similar to, such Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between BANA and an unrelated third party or by the terms of the Credit Card Agreements.

(k) BANA shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of Funding, or any of its assigns. Subject to compliance with each Requirement of Law, BANA may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card

23

Guidelines with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of BANA such change is made applicable to any comparable segment of the revolving credit card accounts owned by BANA which have characteristics the same as, or substantially similar to, such Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between BANA and an unrelated third party or by the terms of the Credit Card Agreements.

(l)  BANA shall notify Funding after becoming aware of any Lien arising through or under BANA on any Purchased Asset.

[END OF ARTICLE V]

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ARTICLE VI

REPURCHASE OBLIGATION

Section 6.01. Reassignment of Ineligible Receivables.

(a)  BANA must accept reassignment of any Receivable if Funding is required to accept reassignment of that Receivable under subsection 2.04(d) of the Pooling and Servicing Agreement and if either of the following conditions is satisfied:

(i)  (A) the representation of BANA under subsection 4.02(a)(iv) or (vi) relating to that Receivable is not true and correct as of the applicable date, or the representation of BANA under subsection 4.02(a)(xi) or (xii) relating to that Receivable is not true and correct as of the applicable date because clause (d) of the definition of Eligible Receivable is not satisfied, and

(B) any of the following conditions is satisfied: (I) that Receivable is charged off as uncollectible, (II) the interest of Funding or its transferee in that Receivable or its proceeds is impaired, (III) the proceeds of that Receivable are not available to Funding or its transferee free and clear of any Lien, (IV) the Lien on that Receivable runs in favor of any Governmental Authority, (V) the Lien on that Receivable is a tax lien, (VI) the Lien on that Receivable arises under Title IV of the Employee Retirement Income Security Act, or (VII) the applicable Account Owner has consented to the Lien on that Receivable; or

(ii)  (A)(I) the representation of BANA under subsection 4.02(a)(iv), (vi), (xi), or (xii) relating to that Receivable is not true and correct as of the applicable date and that breach is not addressed by subsection 6.01(a)(i), or (II) the representation of BANA under subsection 4.02(a)(i), (ii), (v), (vii), (viii), or (ix) relating to that Receivable is not true and correct as of the applicable date, and

(B) any of the following conditions is satisfied: (I) the related Account is a Defaulted Account, (II) the interest of Funding or its transferee in that Receivable or its proceeds is impaired, or (III) the proceeds of that Receivable are not available to Funding or its transferee free and clear of any Lien, and

(C) that breach is not cured within 60 days, or a longer period up to 120 days to which Funding consents, from the earlier of the date on which BANA discovers that breach or the date on which BANA is given notice of that breach.

(b) BANA must accept reassignment of any Receivable described in subsection 6.01(a) on the date on which that Receivable is reassigned to Funding under subsection 2.04(d) of the Pooling and Servicing Agreement. On that date, automatically and without further action, Funding hereby reassigns to BANA, without recourse, representation, or

25

warranty, all of Funding’s right, title and interest in, to, and under (i) that Receivable, (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to that Receivable, (iii) all Collections on that Receivable, and (iv) all proceeds of any of this property. On that date, BANA must pay to Funding in immediately available funds an amount equal to the unpaid balance of that Receivable, and Funding will treat that Receivable as collected in full. Funding must execute all agreements and other documents, and must take all other actions, that are reasonably requested by BANA to effect this reassignment.

(c) After a reassignment under subsection 6.01(b), if BANA and Funding cannot determine whether collections relate to a Receivable that is owned by Funding or the MTII Trustee or to a receivable that has been reassigned to BANA, BANA and Funding must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BANA.

Section 6.02. Reassignment of Other Receivables.

(a) BANA must accept reassignment of a set of Receivables if Funding is required to accept reassignment of those Receivables under subsection 2.04(e) of the Pooling and Servicing Agreement and if the representation of BANA under subsection 4.02(a)(i) or (ii) relating to those Receivables is not true and correct as of the applicable date.

(b) BANA must accept reassignment of the Receivables described in subsection 6.02(a) on the date on which those Receivables are reassigned to Funding under subsection 2.04(e) of the Pooling and Servicing Agreement. On that date, automatically and without further action, Funding hereby reassigns to BANA, without recourse, representation, or warranty, all of Funding’s right, title and interest in, to, and under (i) those Receivables, (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to those Receivables, (iii) all Collections on those Receivables, and (iv) all proceeds of any of this property. On the Business Day immediately preceding that date, BANA must pay to Funding in immediately available funds an amount equal to the unpaid balance of those Receivables, and Funding will treat those Receivables as collected in full. Funding must execute all agreements and other documents, and must take all other actions, that are reasonably requested by BANA to effect this reassignment.

[END OF ARTICLE VI]

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01. Conditions to Funding’s Obligation on the Closing Date. Funding’s obligation to purchase the Receivables in each Initial Account that arise on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets is subject to the following conditions being satisfied:

(a)  the representations and warranties made by BANA in this Agreement on the Closing Date must be true and correct;

(b)  all information provided by BANA to Funding relating to the Initial Accounts must be true and correct;

(c)  BANA must have (i) delivered the initial Account Schedule to Funding and (ii) performed all other obligations required of BANA prior to the Closing Date under this Agreement;

(d)  BANA and BACCS must have filed all financing statements, amendments of financing statements, and continuation statements that are required under subsection 2.01(c); and

(e)  all corporate and legal matters relating to this Agreement must have been addressed in a manner satisfactory to Funding, and all related documents reasonably requested of BANA by Funding must have been received.

Section 7.02. Conditions to BANA’s Obligation on the Closing Date. BANA’s obligation to sell the Receivables in each Initial Account that arise on the Closing Date, and the related Finance Charge Receivables and other Purchased Assets, is subject to the following conditions being satisfied:

(a)  the representations and warranties made by Funding in this Agreement on the Closing Date must be true and correct;

(b)  Funding must have paid the initial Purchase Price due on the Closing Date; and

(c)  all corporate and legal matters relating to this Agreement must have been addressed in a manner satisfactory to BANA, and all related documents reasonably requested of Funding by BANA must have been received.

[END OF ARTICLE VII]

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ARTICLE VIII

TERM AND PURCHASE TERMINATION

Section 8.01. Term. This Agreement will commence on the Closing Date and will continue at least until the earlier of (a) the termination of MTII under Article XII of the Pooling and Servicing Agreement and (b) the amendment of the Pooling and Servicing Agreement to remove Funding as Transferor. After that time, either BANA or Funding may terminate this Agreement by giving reasonable notice to the other party.

Section 8.02. Purchase Termination. BANA immediately must cease to sell Principal Receivables, and the related Finance Charge Receivables and other Purchased Assets, to Funding if (a) BANA files a petition or commences a proceeding (i) as a debtor under any Debtor Relief Law or (ii) to have a trustee, conservator, receiver, liquidator, or similar official appointed for it or for all or substantially all of its property, (b) BANA consents or fails to object to such a petition or proceeding commenced against it or its property, or such a petition or proceeding commenced against it or its property is not dismissed or stayed within 60 days, or a Governmental Authority orders relief in connection with such a petition or proceeding commenced against it or its property, (c) BANA admits in writing its inability to pay its debts generally as they become due, (d) BANA makes an assignment for the benefit of its creditors, or (e) BANA voluntarily suspends payment of its obligations (each an “Insolvency Event”). Still, Funding or its transferee will continue to own all Principal Receivables that were sold to Funding prior to the Insolvency Event, all Collections on those Principal Receivables, all Finance Charge Receivables that accrue on those Principal Receivables regardless of when they arise, and all Collections on those Finance Charge Receivables. If BANA and Funding cannot determine whether collections relate to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, BANA and Funding must allocate payments on the related Account proportionately based on the total amount of Principal Receivables in that Account then owned by Funding or the MTII Trustee and the total amount of principal receivables in that Account then owned by BANA. BANA promptly must give notice of any Insolvency Event to Funding and the MTII Trustee.

[END OF ARTICLE VIII]

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Amendment. This Agreement only can be modified in a written document executed by Funding and BANA. No amendment of this Agreement will be effective unless (a) Funding has given prior notice of the amendment to the MTII Trustee and each Rating Agency then rating any security issued by MTII and (b) Funding has received written confirmation from each of those Rating Agencies that the amendment will not cause a reduction or withdrawal of any of those ratings. Funding must send a copy of each amendment of this Agreement to each Rating Agency then rating any security issued by MTII. A Supplemental Conveyance, or any other document executed in connection with a sale or reassignment under this Agreement, is not an amendment of this Agreement.

Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED. EACH OF THE PARTIES HERETO AGREES (A) THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

Section 9.03. Notices. All notices and other communications under this Agreement must be in writing and will be considered effective when delivered by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by facsimile or electronic transmission, (a) in the case of BANA, to Bank of America, National Association, 1020 North French Street, Mail Code: DE5-002-02-06,

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Wilmington, Delaware 19884, Attention: Scott McCarthy, with a copy to Bank of America, National Association, 214 North Tryon Street, Mail Code NC1-027-20-05, Charlotte, North Carolina 28255, Attention: Greg Lumelsky, (b) in the case of Funding, to BA Credit Card Funding, LLC, 214 North Tryon Street, Suite #21-39, NC1-027-21-04, Charlotte, North Carolina 28255, Attention: Joseph Lombardi, with a copy to (i) Bank of America, National Association, 214 North Tryon Street, Mail Code: NC1-027-20-05, Charlotte, North Carolina 28255, Attention: Greg Lumelsky and (ii) BA Credit Card Funding, LLC, 1020 North French Street, Mail Code: DE5-002-02-06, Wilmington, DE 19884, Attention: Amy Burg, and (c) in the case of the MTII Trustee, to The Bank of New York Mellon, 101 Barclay Street, 7 West, New York, New York 10286, Attention: Corporate Trust Administration—Asset Backed Securities. Any of these entities may designate a different address in a notice to the others under this Section 9.03.

Section 9.04. Severability. If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force.

Section 9.05. Assignment. No party can assign any interest in this Agreement, except that (a) Funding may assign its interest in this Agreement to the MTII Trustee under the Pooling and Servicing Agreement and (b) each of BANA or Funding may assign its interest in this Agreement to any other Person if (i) at least 10 days prior to the assignment, notice is given to the other party, the MTII Trustee, and each Rating Agency then rating any security issued by MTII, (ii) BANA or Funding, as non-assigning party, as applicable, gives its prior written approval to the assignment, and (iii) Funding receives prior written confirmation from each of those Rating Agencies that the assignment will not cause a reduction or withdrawal of any of those ratings.

Section 9.06. Acknowledgement of BANA. BANA acknowledges that Funding intends to assign all of its right, title, and interest in, to, and under this Agreement and the Purchased Assets to the MTII Trustee under the Pooling and Servicing Agreement, and BANA consents to that assignment. BANA will have no remedy against Funding under this Agreement other than a claim for money damages and then only to the extent of funds available to Funding. BANA must not assert any claim to or interest in any Purchased Asset and must not take any action that would interfere with the receipt of Collections on the Purchased Assets by Funding or the MTII Trustee. If any amount payable by BANA to Funding under this Agreement in turn must be paid by Funding to the MTII Trustee under the Pooling and Servicing Agreement, and if Funding directs, BANA must pay that amount directly to the MTII Trustee.

Section 9.07. Further Assurances. Each party must take all actions that are reasonably requested by each other party hereto to effect more fully the purposes of this Agreement.

Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise or delay in exercising any right or remedy under this Agreement will effect a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of that right or remedy or any other right or remedy. Except as

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otherwise expressly provided, the rights and remedies under this Agreement are cumulative and not exhaustive.

Section 9.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement.

Section 9.10. Binding Effect; Third-Party Beneficiaries. This Agreement benefits and is binding on the parties and their respective successors and permitted assigns. MTII and the MTII Trustee are third-party beneficiaries of this Agreement.

Section 9.11. Merger and Integration. This Agreement contains all of the terms and conditions relating to its subject matter to which the parties have agreed. All prior understandings of any kind are superseded by this Agreement.

Section 9.12. Headings. The headings are for reference only and must not affect the interpretation of this Agreement.

Section 9.13. Schedules, Exhibits and Annexes. All schedules, exhibits and annexes are fully incorporated into this Agreement.

Section 9.14. Survival of Representations and Warranties. All representations, warranties, and covenants in this Agreement will survive the sale of the Purchased Assets to Funding and the transfer of the Purchased Assets to the MTII Trustee under the Pooling and Servicing Agreement.

Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by law, BANA must not file, commence, join, or acquiesce in a petition or a proceeding, or cause Funding or MTII to file, commence, join, or acquiesce in a petition or a proceeding, that causes (a) Funding or MTII to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for Funding, MTII, or any substantial part of any of their property.

Section 9.16. Agreements Relating to Prior Second Tier Agreements.

(a)  To the extent this Agreement contemplates or requires that certain actions were to be taken as of a date prior to the date of this Agreement, the taking of such action by the applicable party under any Prior Second Tier Agreement shall constitute satisfaction of such requirement and each of BACCS and Funding confirms the actions taken by it prior to the date of this Agreement under each Prior Second Tier Agreement. BANA hereby acknowledges, confirms and ratifies as its own the actions taken by BACCS prior to the date of this Agreement under each Prior Second Tier Agreement.

(b)  Each of BACCS, BANA and Funding hereby (i) confirms that as of any date prior to the date hereof, the applicable Prior Second Tier Agreement in effect at such time governed the sales of receivables from BACCS to Funding, (ii) confirms and ratifies all sales and

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related actions taken by BACCS (including the granting of any security interest) and Funding pursuant to each Prior Second Tier Agreement, (iii) acknowledges and agrees that all rights and obligations created or incurred by, to or for the benefit of (x) BACCS pursuant to each Prior Second Tier Agreement have been assigned by BACCS to BANA, and have been accepted and assumed by BANA, pursuant to this Agreement and carry forward to BANA pursuant to this Agreement and (y) Funding pursuant to each Prior Second Tier Agreement (including the right to enforce the security interest in the Prior RPA Purchased Assets granted by BACCS) carry forward to Funding under this Agreement and (iv) acknowledges and agrees that (x) all liability for a breach of any representation, warranty, covenant and agreement of BACCS in each Prior Second Tier Agreement applicable to any date prior to the date hereof has been assigned by BACCS to BANA, and has been accepted and assumed by BANA, pursuant to this Agreement and (y) all representations, warranties, covenants and agreements of Funding in each Prior Second Tier Agreement applicable to any date prior to the date hereof remain in full force and effect hereunder with respect to such dates.

(c)  All references to a Prior Second Tier Agreement in any other instruments or documents shall be deemed to constitute a reference to this Agreement on and after the date hereof.

Section 9.17. Clarifying Items Relating to Prior First Tier Agreements.

(a)  To the extent this Agreement contemplates or requires that certain actions were to be taken as of a date prior to the date of this Agreement, the taking of such action by the applicable party under any Prior First Tier Agreement shall constitute satisfaction of such requirement and each of BANA and BACCS confirms the actions taken by it prior to the date of this Agreement under each Prior First Tier Agreement.

(b)  Each of BANA, BACCS and Funding hereby (i) confirms that as of any date prior to the date hereof, the applicable Prior First Tier Agreement in effect at such time governed the sales of receivables from BANA to BACCS, (ii) confirms and ratifies all sales and related actions taken by BANA (including the granting of any security interest) and BACCS in connection with each Prior First Tier Agreement, (iii) acknowledges and agrees that (x) any obligations of BANA created or incurred with respect to the Conveyed Assets pursuant to each Prior First Tier Agreement carry forward to BANA under this Agreement and (y) all rights created for the benefit of BACCS with respect to the Conveyed Assets pursuant to each Prior First Tier Agreement (including the security interest in the Conveyed Assets and the right to enforce the security interest granted by BANA in the Conveyed Assets) have been assigned by BACCS to Funding, and have been accepted by Funding, pursuant to this Agreement and carry forward to Funding pursuant to this Agreement and (iv) acknowledges and agrees that all representations, warranties, covenants and agreements of BANA in each Prior First Tier Agreement applicable to any date prior to the date hereof remain in full force and effect hereunder with respect to such dates.

(c)  All references to a Prior First Tier Agreement in any other instruments or documents shall be deemed to constitute a reference to this Agreement on and after the date hereof.

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Section 9.18. BACCS’s Assignment of Prior Second Tier Agreements.

(a)  BACCS does hereby assign all of its right, title and interest in and to, and its obligations (including, without limitation, the security interest in the Prior RPA Purchased Assets granted by BACCS and all obligations resulting from the breach of any representation, warranty, covenant or agreement by BACCS) under, each of the Prior Second Tier Agreements to BANA.

(b)  BANA does hereby accept the assignment of all of BACCS’s right, title and interest in and to, and hereby assumes all of BACCS’s obligations (including, without limitation, all obligations in respect of the security interest in the Prior RPA Purchased Assets granted by BACCS and all obligations resulting from the breach of any representation, warranty, covenant or agreement by BACCS) under each of the Prior Second Tier Agreements.

(c)  Funding does hereby consent to the assignment to BANA of all of BACCS’s right, title and interest in and to, and the assumption by BANA of all obligations of BACCS under, each of the Prior Second Tier Agreements.

Section 9.19. BACCS’s Assignment of Rights Under Prior First Tier Agreements.

(a)  BACCS does hereby assign all rights created for the benefit of BACCS with respect to the Conveyed Assets (including, without limitation, the security interest in the Conveyed Assets and the right to enforce the security interest in Conveyed Assets granted by BANA) under each of the Prior First Tier Agreements to Funding.

(b)  Funding does hereby accept such assignment of all of BACCS’s right, title and interest in, to and under each of the Prior First Tier Agreements. For the avoidance of doubt, none of the obligations of BACCS under any Prior First Tier Agreement are hereby assumed by, or otherwise transferred to, Funding.

(c)  BANA does hereby consent to such assignment to Funding of all of BACCS’s right, title and interest in, to, and under each of the Prior First Tier Agreements.

Section 9.20. Consent to the Liquidation of BACCS. Each of the parties hereto acknowledge that the intended winding up of the operations of, liquidation of, and cessation of BACCS as an entity is imminent.  Each of the parties hereto does hereby consent to such winding up, liquidation and cessation of BACCS as an entity on or after the BACCS Liquidation Date.

Section 9.21. Amending, Restating and Integrating the Second Amended and Restated First Tier Agreement and the Amended and Restated Second Tier Agreement. This Agreement amends and restates the Second Amended and Restated First Tier Agreement and the Amended and Restated Second Tier Agreement and integrates them into a single document embodied in this Agreement, thereby effectuating the intentions of each of BANA, BACCS and

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Funding on and after the Closing Date as set forth in the “Background” section of this Agreement.

[END OF ARTICLE IX]

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Executed as of this 8th day of July, 2015.

BANC OF AMERICA CONSUMER CARD SERVICES, LLC

By:	/s/ Scott McCarthy
Name: Scott McCarthy
Title: SVP

BA CREDIT CARD FUNDING, LLC

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: V.P.

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: V.P.

[Signature Page to Second Amended and Restated Receivables Purchase Agreement]

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON, as Trustee of the BA Master Credit Card Trust II

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

Acknowledged and Accepted by:

BANK OF AMERICA, NATIONAL ASSOCIATION, as Servicer for the BA Master Credit Card Trust II

By:	/s/ Keith W. Landis
Name: Keith W. Landis
Title: V.P.

[Signature Page to Second Amended and Restated Receivables Purchase Agreement]

EXHIBIT A

SUPPLEMENTAL CONVEYANCE

This Supplemental Conveyance No. [___] (this “Supplemental Conveyance”) is made as of [___], between Bank of America, National Association, a national banking association (“BANA”), and BA Credit Card Funding, LLC, a Delaware limited liability company (“Funding”).

BACKGROUND

BANA and Funding are designating additional credit card accounts under the Second Amended and Restated Receivables Purchase Agreement, dated as of July 8, 2015, among BANA, Banc of America Consumer Card Services, LLC, and Funding (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

AGREEMENT

In consideration of the mutual promises in this Supplemental Conveyance and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:

1. Defined Terms and Rules of Construction. Each capitalized term is defined in this Section 1, or if not defined here, in the Receivables Purchase Agreement. Rules of construction in the Receivables Purchase Agreement apply in this Supplemental Conveyance. The following definitions apply in this Supplemental Conveyance:

“Addition Date” means, for the Additional Accounts, the close of business on [___].

“Additional Account” means each VISA,® MasterCard,® or American Express® credit card account that is designated as an Account under this Supplemental Conveyance and that is identified on Schedule 1 to this Supplemental Conveyance.

“Additional Purchased Assets” has the meaning set forth in subsection 3(a).

“BANA” has the meaning set forth in the first paragraph of this Supplemental Conveyance.

“Funding” has the meaning set forth in the first paragraph of this Supplemental Conveyance.

“Receivables Purchase Agreement” has the meaning set forth above under the heading “Background.”

“Supplemental Conveyance” has the meaning set forth in the first paragraph of this document.

2. Designation of Additional Accounts. The Additional Accounts identified on Schedule 1 to this Supplemental Conveyance are designated as Accounts under this Supplemental Conveyance and the Receivables Purchase Agreement from and after the Addition Date. Schedule 1 is fully incorporated into this Supplemental Conveyance and the Receivables Purchase Agreement and supplements the Account Schedule under the Receivables Purchase Agreement from and after the Addition Date.

3. Sale of Additional Purchased Assets.

(a) In consideration of Funding’s payment of each related Purchase Price under the Receivables Purchase Agreement, BANA hereby sells and assigns to Funding, without recourse, all of BANA’s right, title and interest in, to, and under (i) the Receivables existing on the Addition Date and arising after the Addition Date in each Additional Account (including any related Transferred Account), (ii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iii) all Collections on the Receivables, and (iv) all proceeds of any of this property (collectively, the “Additional Purchased Assets”). Funding hereby accepts the Additional Purchased Assets sold under this Supplemental Conveyance.

(b) BANA must take all actions relating to this sale of the Additional Purchased Assets that are required under subsections 2.01(c), (d), and (e) of the Receivables Purchase Agreement.

(c) The parties intend that the transfer of the Additional Purchased Assets by BANA to Funding be an absolute sale and not a secured borrowing, including under generally accepted accounting principles in effect before November 15, 2009. If the transaction under this Supplemental Conveyance were determined to be a loan rather than an absolute sale despite this intent of the parties, BANA hereby grants to Funding a first priority security interest in all of BANA’s right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Additional Purchased Assets to secure BANA’s obligations under this Supplemental Conveyance and the Receivables Purchase Agreement. This grant is a protective measure and must not be construed as evidence of any intent contrary to the one expressed in this paragraph.

4. Representations and Warranties of BANA. BANA acknowledges its representations and warranties relating to the Additional Accounts that are made on the Addition Date under Sections 4.01 and 4.02 of the Receivables Purchase Agreement.

5. Ratification. This Supplemental Conveyance supplements the Receivables Purchase Agreement from and after the Addition Date, and the parties ratify the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance.

6. Miscellaneous. This Supplemental Conveyance may be executed in any number of counterparts, each of which will be considered an original, but all of which together

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will constitute one agreement. Each party must take all actions that are reasonably requested by the other party to effect more fully the purposes of this Supplemental Conveyance.

7. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO DECLARE THAT IT IS THEIR INTENTION THAT THIS SUPPLEMENTAL CONVEYANCE SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED. EACH OF THE PARTIES HERETO AGREES (A) THAT THIS SUPPLEMENTAL CONVEYANCE INVOLVES AT LEAST $100,000.00, AND (B) THAT THIS SUPPLEMENTAL CONVEYANCE HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES (A) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (B)(1) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, AND (2) THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE UNITED STATES POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (B)(1) OR (2) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

[The rest of this page is left blank intentionally.]

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Executed as of this [___] day of [__________].

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

BA CREDIT CARD FUNDING, LLC

By:
Name:
Title:

Acknowledged and Accepted by:

THE BANK OF NEW YORK MELLON, as Trustee of the BA Master Credit Card Trust II

By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, as Servicer for the BA Master Credit Card Trust II

By:
Name:
Title:

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SCHEDULE 1 TO

SUPPLEMENTAL CONVEYANCE

ADDITIONAL ACCOUNTS

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SCHEDULE 1

ACCOUNT SCHEDULE

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ANNEX A

Supplemental Definitions

“Contributed Assets” means (i) the Receivables existing as of October 20, 2006, in the Initial Accounts (which Initial Accounts are identified in the Pool Index File with the designation “1994-MT”), (ii) all Prior CSA Interchange, Insurance Proceeds, and Prior CSA Recoveries allocable to such Receivables, (iii) all monies due or to become due and all amounts received or receivable with respect thereto, (iv) all Prior CSA Collections with respect thereto, and (v) all proceeds (including “proceeds” as defined in the UCC) thereof, which property described in clauses (i) through (v) above was contributed by FIA to BACCS on October 20, 2006, and to the extent of BANA’s interest, if any, therein from BANA to BACCS, on the Merger Date.

“Conveyed Assets” means the Contributed Assets together with the Prior CSA Purchased Assets.

“Prior BANA Purchased Assets” means (i) the Receivables created from time to time on and after the Merger Date, but prior to and excluding the Closing Date, in each Initial Account (which Initial Accounts are identified in the Pool Index File with the designation “1994-MT”), (ii) all Prior CSA Interchange, Insurance Proceeds, and Prior CSA Recoveries allocable to such Receivables, (iii) all monies due or to become due and all amounts received or receivable with respect thereto, (iv) all Prior CSA Collections with respect thereto, and (v) all proceeds (including “proceeds” as defined in the UCC) thereof.

“Prior BANA RPA Interchange” means all interchange fees and issuer rate fees that (a) are payable to the applicable Account Owner, in its capacity as credit card issuer, through VISA USA, Inc., MasterCard International Incorporated, American Express Company, or any other similar entity, (b) are paid by the applicable Account Owner to BACCS under the Second Amended and Restated First Tier Agreement, and (c) are allocable to the Receivables sold by BACCS to Funding under the Amended and Restated Second Tier Agreement.

“Prior CSA Collections” means all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment. This term includes Prior CSA Recoveries and Insurance Proceeds.

“Prior CSA Interchange” means all interchange fees or issuer rate fees payable to the applicable Account Owner, in its capacity as credit card issuer, through VISA USA, Inc.®, MasterCard International Incorporated®, American Express Company® or any other similar entity in connection with cardholder charges for goods or services with respect to the Receivables sold to BACCS under the Prior First Tier Agreements.

“Prior CSA Purchased Assets” means, collectively, the Prior FIA Purchased Assets and the Prior BANA Purchased Assets.

“Prior CSA Recoveries” means amounts recovered in respect of Receivables which have previously been charged off as uncollectible; provided, however, that if any amount so recovered relates to both Receivables which have previously been charged off as uncollectible and other

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receivables, and if it cannot be determined with objective certainty whether such amount relates to Receivables which have previously been charged off as uncollectible or other receivables, the term Recoveries shall mean the amount reasonably estimated by the applicable Account Owner as having been recovered in respect of Receivables which had previously been charged off as uncollectible.

“Prior FIA Purchased Assets” means (i) the Receivables created from time to time after October 20, 2006, but prior to and excluding the Merger Date, in each Initial Account (which Initial Accounts are identified in the Pool Index File with the designation “1994-MT”), (ii) all Prior CSA Interchange, Insurance Proceeds, and Prior CSA Recoveries allocable to such Receivables, (iii) all monies due or to become due and all amounts received or receivable with respect thereto, (iv) all Prior CSA Collections with respect thereto, and (v) all proceeds (including “proceeds” as defined in the UCC) thereof.

“Prior FIA RPA Interchange” means all interchange fees and issuer rate fees that (a) are payable to the applicable Account Owner, in its capacity as credit card issuer, through VISA USA, Inc., MasterCard International Incorporated, American Express Company, or any other similar entity, (b) are paid by the applicable Account Owner to BACCS under the Original First Tier Agreement, and (c) are allocable to the Receivables sold by BACCS to Funding under the Original Receivables Purchase Agreement.

“Prior RPA Collections” means all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment. This term includes Prior RPA Recoveries and Insurance Proceeds.

“Prior RPA Interchange” means Prior FIA RPA Interchange or Prior BANA RPA Interchange, as the context requires.

“Prior RPA Purchased Assets” means (i) the Receivables existing on October 20, 2006, and arising after October 20, 2006, but prior to and excluding the Closing Date, in each Initial Account (including any related Transferred Account), which Initial Accounts are identified in the Pool Index File with the designation “1994-MT”, (ii) all Prior RPA Interchange, Insurance Proceeds, and Prior RPA Recoveries allocable to those Receivables, (iii) all Prior RPA Collections on those Receivables, and (iv) all proceeds of any of this property.

“Prior RPA Recoveries” means, for any Receivable that has been charged off as uncollectible, all amounts recovered on that Receivable. If BACCS and Funding cannot determine whether a recovered amount relates to a Receivable that was sold to Funding or to a receivable that has not been sold to Funding, this term means the amount reasonably estimated by BACCS and Funding as having been recovered on the Receivable that was sold to Funding.

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